Exhibit 99.1

Victory Energy Announces Termination of Proposed Business Combination with Lucas Energy Inc.

AUSTIN, TX--(May 15, 2014) - Victory Energy Corporation, (OTCQX: VYEY) ("Victory" or "the Company"), today announced that it will not proceed with the proposed business combination (the “Merger”) with Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas”), which was the subject of a letter of intent (the “Letter of Intent”) that was previously announced on February 6, 2015. The Company notified Lucas on May 11, 2015 that it does not intend to proceed with the Merger and thereby terminated the Letter of Intent. The Company also notified Lucas pursuant to the Pre-Merger Loan and Funding Agreement between the Company and Lucas, dated February 26, 2015 (the “Loan Agreement”) and the related promissory note, that it will not extend any further credit to Lucas under the Loan Agreement.
The Company and its affiliates are working collaboratively with Lucas toward the finalization of terms of a mutual settlement and release agreement.
“Although the merger with Lucas is no longer moving forward, we remain in a very good position to rapidly grow the company and have done so in the last few months. We have added an estimated 65 barrels of oil equivalent per day (BOE/PD) to company production and reserves since January and we anticipate exiting Q2 at over 103 BOE/PD. That’s quite an increase from the 30 BOE/PD at which we exited the year ended December 31, 2014." said Kenny Hill, Victory Energy’s CEO.
About Victory Energy Corporation
Victory Energy Corporation (VYEY), is a public held, growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The company is focused on the acquisition and development of stacked multi-pay resource play opportunities in the Permian Basin that offer predictable outcomes and long-lived reserve characteristics. The company presently utilizes low-risk vertical well development, which offers repeatable and profitable outcomes. Current Company assets include interest in proven formations such as the Spraberry, Wolfcamp, Wolfberry, Mississippian, Cline and Fusselman formations. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Although Victory believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, include, our ability to successfully complete pending acquisitions, integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website at www.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us